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                                                                   EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
American Seafoods Corporation:

We consent to the use of our report dated February 12, 2004, with respect to the balance sheet of American Seafoods Corporation as of December 31, 2003 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/  KPMG LLP

Seattle, Washington
August 11, 2004